Exhibit 10.19

EXECUTION COPY

AMERICAN TIRE DISTRIBUTORS HOLDINGS, INC.

$20,000,000 of 8% Cumulative Redeemable Preferred Stock

and

Warrants to Purchase 21,895 Shares of Series A Common Stock

PURCHASE AGREEMENT

March 25, 2005

The 1818 Mezzanine Fund II, L.P.

c/o Brown Brothers Harriman & Co.

140 Broadway

New York, New York 10005

Ladies and Gentlemen:

The undersigned hereby confirm their agreement with you (the “Purchaser”) as set forth below.

1. The Securities. Subject to the terms and conditions contained herein, (a) American Tire Distributors Holdings, Inc., a Delaware corporation (“Holdings”), proposes to issue and sell to the Purchaser 20,000 shares of the 8% Cumulative Redeemable Preferred Stock of Holdings (the “Redeemable Preferred Stock”) with an initial aggregate liquidation preference of $20,000,000 and Warrants (the “Warrants” and, together with the Redeemable Preferred Stock, the “Securities”) exercisable initially to purchase an aggregate of 21,895 shares of Series A Common Stock of Holdings, $0.01 par value per share (the “Series A Stock”), to be issued upon exercise of the Warrants (including any additional shares of Series A Stock issuable upon exercise of the Warrants as a result of adjustments to the number of shares issuable under the Warrant Agreement (defined below) in accordance with the terms thereof, the “Warrant Shares”).

The shares of Redeemable Preferred Stock are to be issued pursuant to an Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and a Certificate of Designation (the “Redeemable Preferred Certificate of Designation”) of Holdings substantially in the form attached as Exhibits A and Exhibit B, respectively to be filed with the Secretary of State of the State of Delaware. The Warrants are to be issued pursuant to a Warrant Agreement (the “Warrant Agreement”) substantially in the form attached as Exhibit C.

The Securities will be offered and sold to the Purchaser without being registered under the Securities Act of 1933, as amended (the “Act”), in reliance on exemptions therefrom.

The Securities will be offered in connection with an acquisition (the “Acquisition”) pursuant to which Holdings intends to acquire all of the stock of American Tire

Distributors, Inc., a Delaware corporation (the “Company”), which will be effected through the merger of a newly created wholly-owned subsidiary of Holdings (“MergerCo”) into the Company, with the Company being the surviving corporation, pursuant to the Amended and Restated Agreement and Plan of Merger, dated as of March 7, 2005, (the “Merger Agreement”), among Holdings, MergerCo, Charlesbank Equity Fund IV, Limited Partnership and Charlesbank Capital Partners, LLC. Concurrently with the consummation of the Acquisition, the Company and its subsidiaries will refinance most of their outstanding debt (the “Refinancing” and, together with the Acquisition and the transactions contemplated hereby, the “Transactions”). In connection with the Refinancing, (i) the Company (a) will amend its credit facility to provide for an aggregate of $300.0 million of term and revolving loans (the “Amended Credit Facility”) and (b) will issue $290.0 million of notes (the “Notes”) pursuant to a purchase agreement (the “Note Purchase Agreement”) and indenture (the “Indenture”) and (ii) Holdings will issue $40.0 million of Notes (the “Mezz Notes”) pursuant to a purchase agreement (the “Mezz Note Purchase Agreement”) and indenture (the “Mezz Indenture” and, together with this Purchase Agreement, the Warrant Agreement, the Merger Agreement, the Amended Credit Facility Agreement, the Note Purchase Agreement and the Indenture, the “Transaction Agreements”) and 4,500 shares of its Series B Preferred Stock (the “Series B Preferred Stock”), in each case on terms set forth in term sheets or other documentation previously furnished to the Purchaser.

In connection with the issuance of the Notes, the Company has prepared a copy of a Preliminary Offering Memorandum, dated March 8, 2005 (the “Preliminary Offering Memorandum”) which Holdings has delivered to the Purchaser, and will prepare and Holdings will deliver to the Purchaser a copy of the final Offering Memorandum to be dated March 23, 2005 (including any amendments or supplements thereto, the “Offering Memorandum”) setting forth a description of the Transactions and the Company and its subsidiaries.

2. Representations and Warranties of Holdings. Holdings represents and warrants to the Purchaser as follows:

(a) The Offering Memorandum. The Preliminary Offering Memorandum as of its date did not, and the Offering Memorandum as of its date and as of the Closing Date (defined below) will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the Preliminary Offering Memorandum and the Offering Memorandum were prepared for the purpose of the offer and sale of the Notes by the Company and not the Securities by Holdings and accordingly do not include all of the information that would be included in an offering memorandum relating to the offer and sale of the Securities.

(b) The Purchase Agreement. This Purchase Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, Holdings, enforceable in accordance with its terms, except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(c) The Warrant Agreement. As of the Closing Date, the Warrant Agreement will have been duly authorized, executed and delivered by, and will be a valid and binding agreement of, Holdings, enforceable in accordance with its terms, except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(d) The Warrants. As of the Closing Date, the Warrants will have been duly authorized by Holdings and, when issued and delivered by Holdings in accordance with the terms of this Purchase Agreement and the Warrant Agreement, will constitute valid and binding obligations of Holdings, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(e) The Warrant Shares. As of the Closing Date, the Warrant Shares exercisable as of the Closing Date will have been duly authorized and reserved for issuance by Holdings and when issued and paid for upon exercise of the Warrants in accordance with the terms of the Warrants and the Warrant Agreement, will be validly issued, fully paid, nonassessable and will not have been issued in violation of any preemptive rights.

(f) Capital Stock. As of the Closing Date, after giving effect to the Transactions, the authorized capital stock of Holdings will consist of 3,633,000 shares of common stock, 1,816,500 shares of which will be designated as Common Stock, par value $0.01 per share (the “Common Stock”), 1,500,000 shares of which will be designated as Series A Stock, 315,000 shares of which will be designated as Series B Common Stock, $0.01 par value per share (the “Series B Stock”), and 1,500 shares of which will be designated as Series D Common Stock, $0.01 par value per share (the “Series D Stock”) and 500,000 shares of Preferred Stock, par value $0.01 per share (the “Preferred Stock”), 20,000 shares of which will be designated as 8% Cumulative Redeemable Preferred Stock, 4,500 shares of which will be designated as Series B Preferred Stock and 475,500 shares of which will not be designated. As of the Closing Date, after giving effect to the Transactions, the outstanding capital stock of Holdings will consist of 691,172 shares of Series A Stock, 307,328 shares of Series B Stock, 1,500 shares of Series D Stock, 20,000 shares of 8% Cumulative Redeemable Preferred Stock and 4,500 shares of Series B Preferred Stock. As of the Closing Date, after giving effect to the Transactions, no shares of Common Stock will be outstanding. As of the Closing Date, after giving effect to the Transactions, all of the outstanding shares of capital stock of Holdings will be duly authorized and validly issued, fully paid and nonassessable and will not have been issued in violation of any preemptive rights. As of the Closing Date, after giving effect to the Transactions, there will be no outstanding (i) options, warrants or other rights to purchase from Holdings, (ii) agreements or other obligations of Holdings to issue or (iii) other rights to convert any obligation into, or exchange any securities of, shares of capital stock of, or other equity securities of, Holdings, other than the Warrants, options to purchase up to approximately 16% of the aggregate number of shares of all series of common stock of Holdings on a fully diluted basis and as set forth in the Certificate of Incorporation. As of the Closing Date, after giving effect to the Transactions, the Warrants will be exercisable for 2.14% of the aggregate number of shares of all series of common stock of Holdings outstanding and issuable upon exercise of the Warrants as of such date.

(g) The Redeemable Preferred Certificate of Designation. As of the Closing Date, the Redeemable Preferred Certificate of Designation will have been duly authorized by Holdings. Upon filing of the Redeemable Preferred Certificate of Designation with the Secretary of State of the State of Delaware, 20,000 shares of Redeemable Preferred Stock will be duly authorized and, when issued and delivered by Holdings against payment therefor in accordance with the provisions of this Purchase Agreement, will be validly issued, fully paid and nonassessable and will not have been issued in violation of any preemptive rights. The Certificate of Incorporation, by virtue of the filing of the Redeemable Preferred Certificate of Designation, will set forth the rights, preferences and priorities of the Redeemable Preferred Stock.

(h) Other Transaction Agreements. As of the Closing Date, each of the Merger Agreement, the Amended Credit Facility, the Mezz Note Purchase Agreement and the Note Purchase Agreement will be duly authorized, executed and delivered by, and, with respect to the Merger Agreement and the Amended Credit Facility, will be a valid and binding agreement of Holdings and the Company to the extent a party thereto, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(i) No Material Adverse Change. Except as disclosed in the Offering Memorandum, subsequent to the respective dates as of which information is given in the Offering Memorandum: (i) Holdings and its subsidiaries (which term, as used in this Section 2, shall, for the avoidance of doubt, without limitation, include MergerSub, the Company and all its subsidiaries), considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (ii) there has been no dividend or distribution of any kind declared, paid or made by Holdings or the Company or, except for dividends paid to Holdings or wholly-owned subsidiaries on any class of capital stock or repurchase or redemption by Holdings or any of its subsidiaries of any class of capital stock.

(j) Preparation of the Financial Statements. The financial statements, together with the related schedules and notes, included in the Offering Memorandum present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements have been prepared in all material respects in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The financial data set forth in the Offering Memorandum under the captions “Summary—Summary Historical and Adjusted Consolidated Financial Data” and “Selected Historical Consolidated Financial Data” fairly present in all material respects the information set forth therein on a basis consistent with that of the audited financial statements contained in the Offering Memorandum. The pro forma consolidated financial statements of the Company and its subsidiaries and the related notes thereto included under the caption “Summary—Summary Historical and Adjusted Financial Data”, “Unaudited Pro Forma Consolidated Statement of Operations” and elsewhere in the Offering Memorandum present fairly in all material respects the information contained therein and have been properly presented in all material respects on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

(k) Incorporation and Good Standing of Holdings and its Subsidiaries. Each of Holdings and its subsidiaries has been duly incorporated and is validly existing in good standing under the laws of the jurisdiction of its organization and has corporate and other power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and to enter into and perform its obligations under the Transaction Agreements to the extent it is a party thereto. Holdings and each of its subsidiaries is duly qualified as a foreign person to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, reasonably be expected to result in a material adverse change, or any development that could reasonably be expect to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations, whether or not arising from transactions in the ordinary course of business, of Holdings and its subsidiaries, considered as one entity (any such change is called a “Material Adverse Change”). All of the issued and outstanding capital stock of each subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and, after giving effect to the Transactions, will be owned by Holdings, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim other than liens securing the Amended Credit Facility as described in the Offering Memorandum, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Change. After giving effect to the Transactions, Holdings will not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Schedule A hereto.

(l) Capitalization of the Company. At January 1, 2005, on a consolidated basis, after giving pro forma effect to the Transactions, the Company would have an authorized and outstanding capitalization as set forth in the Offering Memorandum under the caption “Capitalization” (other than for subsequent issuances of capital stock, if any, pursuant to employee benefit plans described in the Offering Memorandum or upon exercise of outstanding options or warrants described in the Offering Memorandum).

(m) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither Holdings nor any of its subsidiaries is in violation of its charter or by-laws or is in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which Holdings or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of Holdings or any of its subsidiaries is subject (each, an “Existing Instrument”), except for such violations or Defaults as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. Holdings’ and each of its subsidiaries’ execution, delivery and performance of the Transaction Agreements (to the extent each is a party thereto), and the issuance and delivery of the Securities, and consummation of the transactions contemplated hereby and thereby and by the Offering Memorandum (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the charter or by-laws of Holdings or the Company, or any guarantor of the Notes (each, a “Guarantor”), (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of Holdings, the Company or any Guarantor (other than liens securing the Amended Credit Facility) pursuant to, or require the consent of any other party to, any Existing Instrument (other than instruments being terminated on or prior to the Closing Date in connection with the Transactions) except for such conflicts, breaches, Defaults, liens, charges or encumbrances as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to Holdings, the Company, or any Guarantor except where such violation would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the execution, delivery and performance of the Transaction Agreements by Holdings, the Company and the Guarantors (to the extent that each is a party thereto) or the issuance and delivery of the Securities, or consummation of the transactions contemplated hereby and thereby and by the Offering Memorandum, except such as have been obtained or made by the Holdings, the Company and the Guarantors and are in full force and effect under the Securities Act, applicable state securities or blue sky laws and except such as may be required by federal and state securities laws with respect to the Company’s and the Guarantors’ obligations under the registration rights agreement with applicable to the Notes. As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by Holdings, the Company or any Guarantors.

(n) No Material Actions or Proceedings. There are no legal or governmental actions, suits or proceedings pending or, to the best of Holdings’ knowledge, threatened (i) against or affecting Holdings or any of its subsidiaries, (ii) which has as the subject thereof any property owned or leased by, Holdings or any of its subsidiaries; which would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Purchase Agreement. No material labor dispute with the employees of Holdings or any of its subsidiaries, or with the employees of any principal supplier of the Company, exists or, to the best of Holdings’ knowledge, is threatened or imminent.

(o) Intellectual Property Rights. Holdings and its subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their businesses as now conducted; and the expected expiration of any of such Intellectual Property Rights would not reasonably be expected to result in a Material Adverse Change. Neither Holdings nor any of its subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict would reasonably be expected to result in a Material Adverse Change.

(p) All Necessary Permits, etc. Holdings and each subsidiary possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, and neither Holdings nor any subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate ruling or finding, would reasonably be expected to result in a Material Adverse Change.

(q) Title to Properties. Holdings and each of its subsidiaries has good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 2(j) above (or elsewhere in the Offering Memorandum), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except such as secure the Amended Credit Facility as described in the Offering Memorandum and such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by Holdings or such subsidiary. The real property, improvements, equipment and personal property held under lease by Holdings or any subsidiary are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by Holdings or such subsidiary.

(r) Tax Law Compliance. Holdings and its subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them except as may be being contested in good faith and by appropriate proceedings and except where failure to so file or pay would not, individually or in the aggregate, result in a Material Adverse Change. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 2(j) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined.

(s) Insurance. Each of Holdings and its subsidiaries are insured by recognized, financially sound institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by Holdings and its subsidiaries against theft, damage, destruction, acts of vandalism and terrorism. Holdings has no reason to believe that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not reasonably be expected to result in a Material Adverse Change.

(t) No Unlawful Contributions or Other Payments. Neither Holdings nor any of its subsidiaries nor, to Holdings’ knowledge without conducting any investigation, any employee or agent of the Holdings or any subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character necessary to be disclosed in the Offering Memorandum in order to make the statements therein not misleading.

(u) Company’s Accounting System. The Company maintains a system of accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is evaluated in light of actual assets at reasonable intervals and appropriate action is taken with respect to any differences.

(v) Compliance with Environmental Laws. Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change: (i) neither Holdings nor any of its subsidiaries is in violation of any federal, state, local or foreign law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, radioactive substances, asbestos or asbestos-containing materials, petroleum and petroleum products (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, “Environmental Laws”), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of Holdings or its subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has Holdings or any of its subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that Holdings or any of its subsidiaries is in violation of any Environmental Law; (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which Holdings has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by Holdings or any of its subsidiaries, now or in the past (collectively, “Environmental Claims”), pending or, to the best of Holdings’ knowledge, threatened against Holdings or any of its subsidiaries or any person or entity whose liability for any Environmental Claim Holdings or any of its subsidiaries has retained or assumed either contractually or by operation of law; and (iii) to the best of Holdings’ knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law or form the basis of a potential Environmental Claim against Holdings or any of its subsidiaries or against any person or entity whose liability for any Environmental Claim Holdings or any of its subsidiaries has retained or assumed either contractually or by operation of law.

(w) ERISA Compliance. Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, Holdings and its subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by Holdings, its subsidiaries or their ERISA Affiliates (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to Holdings or a subsidiary, any member of any group of organizations described in Section 414 of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which Holdings or such subsidiary is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by Holdings, its subsidiaries or any of their ERISA Affiliates. No “employee benefit plan” established or maintained by the Holdings, its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, neither Holdings, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by Holdings, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401 of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

(x) Compliance with Labor Laws. Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, (i) there is (A) no unfair labor practice complaint pending or, to the best of Holdings’ knowledge, threatened against the Holdings or any of its subsidiaries before the National Labor

Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements pending, or to the best of Holdings’ knowledge, threatened, against Holdings or any of its subsidiaries, (B) no strike, labor dispute, slowdown or stoppage pending or, to the best of Holdings’ knowledge, threatened against Holdings or any of its subsidiaries and (C) no union representation question existing with respect to the employees of the Holdings or any of its subsidiaries and, to the best of Holdings’ knowledge, no union organizing activities taking place and (ii) there has been no violation of any federal, state or local law relating to discrimination in hiring, promotion or pay of employees or of any applicable wage or hour laws.

(y) No Outstanding Loans or Other Indebtedness. There are no material outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by Holdings to or for the benefit of any of the officers or directors of Holdings or any of the members of any of their families, except as disclosed in the Offering Memorandum.

(z) Neither Holdings, the Company nor any person acting on their behalf has made any commitment to any broker, finder or other intermediary, person or firm that would require the payment of any fee, commission or other payment on account of the transactions contemplated by this Purchase Agreement.

3. Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to Holdings as follows:

(a) The Purchaser is a corporation, partnership, trust or other legal entity duly organized and validly existing under the laws of its jurisdiction of organization and has full power and authority to enter into and consummate the transactions contemplated by this Purchase Agreement.

(b) The Purchaser is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D promulgated under the Act, and is financially able to hold the Securities for long term investment and to suffer a complete loss of its investment in the Securities. The Securities are being purchased by the Purchaser for its own account for investment purposes, and not with a view to any distribution thereof within the meaning of the Act. The Purchaser has had the opportunity to ask questions of Holdings and the Company and their officers and employees and to receive to its satisfaction such information about their business and financial condition as it considers necessary or appropriate for deciding whether to purchase the Securities, and the Purchaser is fully capable of understanding and evaluating the risks associated with the ownership of the Securities.

(c) Neither the Purchaser nor any person acting on its behalf has made any commitment to any broker, finder or other intermediary, person or firm that would require the payment of any fee, commission or other payment on account of the transactions contemplated by this Purchase Agreement.

4. Purchase, Sale and Delivery of the Securities. Subject to the terms and conditions set forth herein, Holdings agrees to issue and sell to the Purchaser, and the Purchaser agrees to purchase from Holdings, 20,000 shares of Redeemable Preferred Stock for a purchase price of $15,369,426.45 and Warrants (exercisable initially to purchase 21,895 shares of Series A Stock) for a purchase price of $4,630,573.55. One or more certificates in definitive form for the shares of Preferred Stock and the Warrants that the Purchaser has agreed to purchase hereunder, shall be delivered to the Purchaser on the Closing Date, against payment by or on behalf of the Purchaser of the purchase price therefor by wire transfer of immediately available funds to such account or accounts as Holdings shall have specify prior to the Closing Date. Such delivery of and payment for the Securities shall be made at the offices of Gibson, Dunn & Crutcher LLP, 200 Park Avenue, New York, New York 10166 at 9:00 A.M., New York City time, on March 31, 2005, or such other time and date as the Refinancing shall occur (such time and date of delivery against payment being herein referred to as the “Closing Date” and the consummation of the issuance and sale of the Securities contemplated hereby being referred to herein as the “Closing”).

5. Acknowledgments and Agreements of Purchaser. Each Purchaser acknowledges and agrees that:

The Securities will not be registered under the Act or under the securities laws of any state and must be held by the Purchaser indefinitely unless the resale of the Securities is subsequently registered under the Act and any applicable state securities law or an exemption from such registration becomes or is available. In addition to any legend required by law or any other agreement by which the Purchaser is bound, Holdings shall place a legend in substantially the following form on any certificate representing the Securities or the Warrant Shares:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION.

IN CONNECTION WITH ANY TRANSFER, IF REASONABLY REQUESTED BY THE ISSUER THE HOLDER SHALL DELIVER TO THE ISSUER AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER, TO THE EFFECT THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND/OR APPLICABLE STATE SECURITIES LAW IS AVAILABLE AND SUCH CERTIFICATES AND OTHER INFORMATION AS THE ISSUER MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.”

Additionally, Holdings shall place a legend in substantially the following form on any certificate representing the Preferred Stock:

“THESE SECURITIES ARE SUBJECT TO MANDATORY REDEMPTION BY THE CORPORATION. THE CORPORATION SHALL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS THE DESIGNATIONS, POWERS, PREFERENCES AND RELATIVE AND OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES OF STOCK OF THE CORPORATION AUTHORIZED TO BE ISSUED, SO FAR AS THEY HAVE BEEN DETERMINED, AND THE AUTHORITY OF THE BOARD OF DIRECTORS TO DETERMINE THE RELATIVE RIGHTS AND PREFERENCES OF SUBSEQUENT CLASSES OR SERIES.”

Additionally, Holdings shall place a legend in substantially the following form of any certificate representing the Warrants or the Warrant Shares, as appropriate:

THE WARRANTS REPRESENTED BY THIS CERTIFICATE MAY BE REQUIRED TO BE EXERCISED UPON THE DEMAND OF THE ISSUER, UPON THE OCCURRENCE OF CERTAIN EVENTS SPECIFIED IN THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF THE ISSUER. THE ISSUER WILL FURNISH WITHOUT CHARGE TO EACH HOLDER WHO SO REQUESTS A COPY OF THE AMENDED AND RESTATED ARTICLES OF INCORPORATION OF THE ISSUER.

THIS SECURITY IS SUBJECT TO MANDATORY REDEMPTION BY THE ISSUER. SUCH REDEMPTION CAN BE ACCOMPLISHED WITHOUT THE CERTIFICATES REPRESENTING SUCH SECURITIES BEING SURRENDERED AND WHETHER OR NOT THE ISSUER GIVES NOTICE OF SUCH REDEMPTION. THE ISSUER WILL FURNISH WITHOUT CHARGE TO EACH SECURITYHOLDER WHO SO REQUESTS A FULL STATEMENT OF THE DESIGNATIONS, PREFERENCES, LIMITATIONS AND RELATIVE RIGHTS OF EACH CLASS OF STOCK OR SERIES OF STOCK OF THE ISSUER AUTHORIZED TO BE ISSUED, SO FAR AS THEY HAVE BEEN DETERMINED, AND THE AUTHORITY OF THE BOARD OF DIRECTORS TO DETERMINE THE RELATIVE RIGHTS AND PREFERENCES OF SUBSEQUENT CLASSES OR SERIES.”

6. Fees and Expenses. Holdings agrees to pay, upon the consummation of the Transactions (including the purchase of the Securities pursuant to this Purchase Agreement), (i) a fee to the Purchaser in the amount of $600,000 and (ii) the reasonable out-of-pocket expenses of the Purchaser in connection with the purchase of the Securities (it being understood and agreed that the fees and expenses of only one firm of outside counsel to the Purchaser shall be included therein). Holdings further agrees to pay or cause to be paid all reasonable out-of-pocket expenses incurred by the Purchaser following the Closing Date in respect of the Purchaser monitoring its investment in the Securities (including such expenses arising from attending meetings of Holding’s Board of Directors).

7. Reports. So long as the Purchaser and its affiliates beneficially own more than 5,000 shares of Preferred Stock (as adjusted for stock splits, stock dividends and the like) or all of the Warrants purchased hereunder (or Warrant Shares, if any of such Warrants shall have been exercised), Holdings shall furnish to the Purchaser:

(a) reports the Company submits to the senior lenders under the Amended Credit Facility; and

(b) reports or other financial information concerning Holdings and its subsidiaries as the Purchaser from time to time reasonably requests.

8. Conditions of the Purchaser’s Obligations. The obligation of the Purchaser to purchase and pay for the Securities as provided herein on the Closing Date shall be subject to the satisfaction or waiver of the following conditions on or prior to the Closing Date:

(a) There shall have been no material breach by Holdings in the performance of any of its covenants, agreements or obligations herein to be performed at or prior to the Closing.

(b) The representations and warranties contained in Section 2 hereof shall be accurate in all material respects as of the Closing Date.

(c) Currently with the transactions contemplated hereby to occur on the Closing Date, the Transaction Agreements shall have become effective on terms and conditions substantially consistent with the documentation previously furnished to the Purchaser subject to such modifications as may be consented to by the Purchaser, which consent shall not be unreasonably withheld, and the Transactions contemplated in the Offering Memorandum to be consummated on or prior to the Closing Date shall have been consummated.

(d) On the Closing Date the Purchaser shall have received the favorable opinion of J. Michael Gaither, General Counsel of the Company, dated as of such Closing Date, the form of which is attached as Exhibit D.

(e) On the Closing Date the Purchaser shall have received the favorable opinion of Gibson, Dunn & Crutcher LLP, special counsel for Holdings, dated as of such Closing Date, the form of which is attached as Exhibit E.

(f) On the Closing Date the Purchaser shall have received a written certificate executed by the Chief Executive Officer of Holdings, dated as of the Closing Date, to the effect that:

(i) for the period from and after the date of this Purchase Agreement and prior to the Closing Date there has not occurred any Material Adverse Change;

(ii) the representations, warranties and covenants of Holdings set forth in Section 2 of this Purchase Agreement are true and correct in all material respects with the same force and effect as though expressly made on and as of the Closing Date; and

(iii) Holdings has complied in all material respects with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

(g) On the Closing Date, the Purchaser shall have received the Warrant Agreement, duly authorized, executed and delivered by Holdings, substantially in form set forth in Exhibits C hereto.

(h) Holdings shall have received proceeds from the sale of its common equity in an amount not less than $210.0 million.

(i) Holdings shall have paid all fees and expenses required to be paid as of the Closing Date in accordance with Section 6 hereof.

9. Conditions to Obligations of Holdings. The obligation of Holdings to issue and sell to the Purchaser the Securities shall be subject to the satisfaction or waiver of the following conditions on or prior to the Closing Date:

(a) There shall have been no material breach by the Purchaser in the performance of any of its covenants, agreements or obligations herein to be performed at or prior to the Closing.

(b) The representations and warranties contained in Section 3 hereof shall be accurate in all material respects as of the Closing Date.

(c) The Transaction Agreements shall have become effective and the Transactions contemplated in the Offering Memorandum to be consummated on or prior to the Closing Date shall have been consummated.

10. Termination. Notwithstanding anything contained in this Purchase Agreement to the contrary, this Purchase Agreement may be terminated at any time prior to the Closing Date: (a) by the mutual consent of the Purchaser and Holdings; (b) by the Purchaser in the event that any condition set forth in Section 8 shall not be satisfied and shall not be reasonably capable of being satisfied within 10 days following the Purchaser’s written notice to Holdings of such failure; (c) by Holdings in the event that any condition set forth in Section 9 shall not be satisfied and shall not be reasonably capable of being satisfied within 10 days following Holdings’ written notice to the Purchaser of such failure; and (d) by Holdings or by Purchaser if the Closing shall not have occurred on or before April 29, 2005; provided, however, that no party may terminate this Purchase Agreement pursuant to clause (b), (c) or (d) if the failure of any such condition in Section 8 or Section 9 to be satisfied or the failure of the Closing to occur on or before April 29, 2005 results from the breach by such party of this Purchase Agreement. If this Purchase Agreement is terminated pursuant to this Section 10, all obligations of the parties under this Purchase Agreement shall be terminated without liability or penalty on the part of any party or its officers, directors or shareholders to any other party; provided, however, that no such termination shall relieve any party from liability for damages resulting from any breach by such party of this

Purchase Agreement or otherwise limit any remedy available to a party or parties on account of any such breach.

11. Notices. All notices and other communications given or made pursuant to this Purchase Agreement shall be in writing and shall be deemed to have been duly given or made (a) three business days after being sent by registered or certified mail, return receipt requested, (b) upon delivery, if hand delivered, (c) one business day after being sent by a nationally recognized prepaid overnight carrier with guaranteed delivery, with a record of receipt, or (d) upon transmission with confirmed delivery if sent by facsimile, to the parties at the following addresses (or at such other addresses as shall be specified by the parties by like notice):

If to the Purchaser:

The 1818 Mezzanine Fund II, L.P.

c/o Brown Brothers Harriman

140 Broadway

New York, New York 10005

Facsimile: (212) 493-7293

Attention: Joseph P. Donlan

with a copy to:

Paul, Weiss Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019

Facsimile: (212) 757-3990

Attention: Jeffrey D. Marell

If to Holdings:

American Tire Distributors Holdings, Inc.

c/o American Tire Distributors, Inc.

12200 Herbert Wayne Court

Suite 150

Huntersville, NC 28070

Facsimile: (704) 992-1294

Attention: J. Michael Gaither

with a copy to:

Gibson Dunn & Crutcher LLP

200 Park Avenue

New York, New York 10016

Facsimile: (212) 351-4035

Attention: Joerg H. Esdorn

12. Successors. This Purchase Agreement shall inure to the benefit of and be binding upon the Purchaser and Holdings and, subject to Section 18(c), their respective successors and legal representatives and assigns and nothing expressed or mentioned in this Purchase Agreement is intended or shall be construed to give any other person (including any purchaser of any Securities from the Purchaser) any legal or equitable right, remedy or claim under or in respect of this Purchase Agreement, or any provisions herein contained. This Purchase Agreement and all conditions and provisions hereof are intended to be and are for the sole and exclusive benefit of the Purchaser and Holdings and for the benefit of no other person.

13. Expiration of Representations and Warranties. The representations and warranties set forth in Sections 2(b) through (g) and Section 2(z) hereof shall survive the Closing; all other representations and warranties set forth in Section 2 hereof shall terminate upon the Closing.

14. Confidentiality. The Purchaser agrees to protect all non-public information regarding Holdings and its subsidiaries and their businesses, it being understood and agreed by Holdings that, in any event, the Purchaser may make (a) disclosures of such information to affiliates of the Purchaser and to Brown Brothers Harriman & Co. and their respective representatives, partners, agents and advisors (each, an “Agent”) (and to other persons authorized by the Purchaser or any Agent to organize, present or disseminate such information in connection with disclosures otherwise made in accordance with this Section 14), provided, that such Persons are advised of and agree to be bound by confidentiality provisions substantially comparable to this Section 14, (b) disclosures of such information reasonably required by any potential assignee or transferee in connection with the contemplated assignment or transfer by the Purchaser of Securities (provided that such counterparties and advisors are advised of and agree to be bound by confidentiality provisions substantially comparable to this Section 14) and (c) required or requested by any governmental agency or representative thereof or pursuant to legal or judicial process; provided, unless specifically prohibited by applicable law, the Purchaser shall make reasonable efforts to notify Holdings of any request by any governmental agency or representative thereof for disclosure of any such non-public information prior to disclosure of such information.

15. APPLICABLE LAW. THE VALIDITY AND INTERPRETATION OF THIS PURCHASE AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY THEREIN, WITHOUT GIVING EFFECT TO ANY PROVISIONS THEREOF RELATING TO CONFLICTS OF LAW THAT WOULD REQUIRE THE APPLICATION OF ANY OTHER LAW.

16. Counterparts. This Purchase Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Purchase Agreement by facsimile shall be as effective as delivery of a manually executed counterpart to this Purchase Agreement.

17. Preemptive Rights. So long as the Purchaser beneficially owns all of the Warrants it is purchasing hereunder (or Warrant Shares, if any of such Warrants shall have been exercised), in the case of the proposed issuance by Holdings of any New Securities (as defined below), Holdings shall at such time deliver to the Purchaser, written notice (the “Preemptive

Notice”) of Holdings’ decision, describing the amount, type and terms of such New Securities. The Purchaser shall have ten business days after Holdings delivers the Preemptive Notice to agree to purchase, on the terms and conditions set forth in the Preemptive Notice, the number of shares of New Securities equal to the product of the aggregate number of New Securities to be issued by Holdings times a fraction the numerator of which is the aggregate number of Warrant Shares for which such Warrants may be exercised at that time and the denominator of which is the aggregate number of shares of all classes or series of common stock outstanding at that time plus the aggregate number of Warrant Shares for which such Warrants may be exercised. The closing of the sale of the New Securities shall include and be contemporaneous with the closing of the sale of securities to the Purchaser and shall be held at such place and at such date and time as determined by Holdings but in no event earlier than 15 business days following Holdings’ delivery of the Preemptive Notice to the Purchaser. The provisions of this Section 17 will expire immediately prior to (and shall not apply to) the closing of an Initial Public Offering. For purposes of this Section 17, “New Securities” means any equity securities of Holdings, or securities convertible into or exercisable or exchange for, such equity securities, issued after the date of this Purchase Agreement, whether authorized now or in the future, provided that it shall not mean securities (a) sold in a public offering pursuant to an effective registration statement filed with the Securities and Exchange Commission, (b) issued as consideration in any merger or recapitalization of Holdings or issued as consideration for the acquisition of another Person (as defined in the Warrant Agreement) or assets of another Person, (c) issued pursuant to stock incentive or compensation plans approved by the Board of Directors of Holdings, (d) issued upon exercise of warrants or convertible instruments outstanding as of the date of this Purchase Agreement or (e) issued in connection with debt or lease financings approved by the Board of Directors of Holdings; and “Initial Public Offering” means the effectiveness of a registration statement under the Securities Act on any of Forms S-1, S-2, S-3 or any similar or successor form covering any of the common equity securities of Holdings, and the completion of a sale of such common equity securities of Holdings thereunder, (i) following which Holdings is, or becomes, a reporting company under Section 12(b) or 12(g) of the Exchange Act, and (ii) as a result of which the common equity securities of Holdings are traded on the New York Stock Exchange or the American Stock Exchange, or quoted on The Nasdaq Stock Market or are traded or quoted on any other national stock exchange.

18. Miscellaneous. (a) If any term or other provision of this Purchase Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Purchase Agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transactions contemplated by this Purchase Agreement is not affected in any manner materially adverse to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Purchase Agreement so as to effect the original intent of the parties as closely as possible in order that the transactions contemplated by this Purchase Agreement are consummated as originally contemplated to the greatest extent possible.

(b) This Purchase Agreement and the Warrant Agreement constitute the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, between Holdings and the Purchaser with respect to the subject matter hereof and thereof.

(c) This Purchase Agreement may not be assigned by operation of law or otherwise without the express written consent of Holdings and the Purchaser (which consent may be granted or withheld in the sole discretion of Holdings or the Purchaser); provided that the Purchaser may, without such consent, assign its rights and obligations under this Purchase Agreement to its affiliates in connection with a transfer of Securities to such affiliates, provided that such transfer is in accordance with the terms of this Purchase Agreement.

(d) Each of the parties hereto shall use their reasonable best efforts to take, or cause to be taken, all appropriate actions as may be required to carry out the provisions of this Purchase Agreement and consummate and make effective the transactions contemplated by this Purchase Agreement.

(e) Any term of this Purchase Agreement may be amended and the observance of any such term may be waived (either generally or in a particular instance) only with the prior written consent of each of the parties hereto.

If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among Holdings and the Purchaser.

Very truly yours,

AMERICAN TIRE DISTRIBUTORS HOLDINGS, INC.

By:	/s/ Steven Puccinelli
Name: Steven Puccinelli
Title: President

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

The 1818 MEZZANINE FUND II, L.P.
By:	Brown Brothers Harriman & Co., its general partner

By:	/s/ Joseph P. Donlan
Name: Joseph P. Donlan
Title: Managing Director